Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in TECO Energy’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa Florida

February 27, 2012

PricewaterhouseCoopers LLP, 4221 West Boy Scout Boulevard, Suite 200, Tampa, FL 33607-5745

T: (813) 229-0221, F:(813) 229-3646, www.pwc.com/us